EXHIBIT 4.47





                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT dated as of October 30, 2000, between Adatom.com, Inc., a Delaware corporation with principal executive offices located at 920 Hillview Court, Suite 160, Milpitas, California 95035 (the "Company"), and the person signatory hereto (the "Buyer").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Buyer desires to purchase from the Company, and the Company desires to issue and sell to the Buyer, upon the terms and subject to the conditions of this Agreement, 2,341,372 shares of Common Stock, $0.01 par value (the "Common Stock");

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         I.       PURCHASE AND SALE OF COMMON STOCK

         A. TRANSACTION. The Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Buyer, in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock set forth above.

         B. PURCHASE PRICE; FORM OF PAYMENT. The purchase price for the Common Stock to be purchased by Buyer hereunder shall be equal to 3 million U.S. Dollars (US$3,000,000) (the "Purchase Price"). The Buyer shall pay the Purchase Price on the date hereof by wire transfer of immediately available funds to the escrow agent (the "Escrow Agent") identified in those certain Escrow Instructions of even date herewith, a copy of which is attached hereto as ANNEX I (the "Escrow Instructions").

         Simultaneously against receipt by the Escrow Agent of the Purchase Price, the Company shall deliver one or more duly authorized, issued and executed certificates (I/N/O Buyer or, if the Company otherwise has been notified, I/N/O Buyer's nominee) evidencing the Common Stock, to the Escrow Agent or its designated depository. By executing and delivering this Agreement, Buyer and the Company each hereby agrees to observe the terms and conditions of the Escrow Instructions, all of which are incorporated herein by reference as if fully set forth herein.

         C. METHOD OF PAYMENT. Payment into escrow of the Purchase Price shall be made by wire transfer of immediately available funds to:

                           Transfer  Online  Escrow  1
                           227 S W Pine,  Suite  300
                           Portland, Oregon 97204
                           Account # 370591005548
                           For the account of Adatom.com

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Simultaneously  with the  execution of this  Agreement,  the Buyer shall deposit with the Escrow Agent the Purchase Price and the Company shall deposit with the Escrow Agent the Common Stock.

         II. BUYER'S REPRESENTATIONS, WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

         Buyer represents and warrants to and covenants and agrees with the Company as follows:

         A. Buyer is purchasing for its own account, for investment pur-poses only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

         B. Buyer is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of business and financial experience, of evaluating the relative merits and risks of an investment in the Common Stock, and (iv) able to afford the loss of Buyer's investment in the Common Stock.

         C. Buyer understands that the Common Stock is being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyer's compliance with, Buyer's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Common Stock;

         D. Buyer has been furnished with or provided access to all materials relating to the business, financial position and results of operations of the Company, and all other materials requested by Buyer to enable it to make an informed investment decision with respect to the Common Stock.

         E. Buyer acknowledges that Buyer has been furnished with, or had access to through the EDGAR system of the Securities and Exchange Commission (the "SEC"), copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 and all other reports and documents heretofore filed by the Company with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999 (collectively the "SEC Filings").

         F. Buyer acknowledges that, in making the decision to purchase the Common Stock, Buyer has been given an opportunity to ask questions of and to receive answers from the Company's executive officers, directors and management personnel concerning the terms and conditions of the private placement of the Common Stock by the Company.

         G. Buyer understands that the Common Stock has not been approved or disapproved by the SEC or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Common Stock and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

         H. This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

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         I.       Neither  Buyer nor its  affiliates,  nor any person acting on its or their behalf, has the intention of entering, or will enter into, prior to the closing, or has entered within the past 30 days, any put option, short position or other similar instrument or position with respect to the Common Stock and neither Buyer nor any of its affiliates, nor any person acting on its or their behalf, will use at any time shares of Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

         III.     COMPANY'S REPRESENTATIONS

         The Company represents and warrants to Buyer that except as disclosed on Schedule III hereto:

         A. CAPITALIZATION. 1. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 17,984,492 shares are outstanding on the date hereof and 5,000,000 shares of preferred stock, par value $0.01, of which 1,200 shares of Series B Convertible Preferred Stock are outstanding on the date hereof. All of the issued and outstanding shares of Common Stock and preferred stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, the Company has outstanding stock options and warrants to purchase 8,230,947 shares of Common Stock as set forth on Schedule III.A. The Common Stock has been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive, subscription, "call" or other similar rights to acquire the Common Stock that have been issued or granted to any person.

         2. The Company does not have any subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.


         B.       ORGANIZATION; REPORTING COMPANY STATUS.

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

         2. The Company has registered the Common Stock pursuant to Sec-tion 12 of the Exchange Act and has timely filed with the SEC all reports and information required to be filed by it pursuant to all reporting obligations under Section 13(a) or 15(d), as applicable, of the Exchange Act for the 12-month period immediately preceding the date hereof. The Common Stock is listed and traded on the NASDAQ SmallCap Market ("NASDAQ").

         C. AUTHORITY; VALIDITY AND ENFORCEABILITY. The Company has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement of even date herewith between the Company and Buyer, a copy of which is annexed hereto as Annex II (the "Registration Rights Agreement") and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Buyer of the Common Stock). The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby has been duly

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authorized by all necessary  corporate  action on the part of the Company and no further consent or authorization of the Company or its Board of Directors or stockholders is required, except to the extent stockholder approval is required under NASDAQ rules. Each of this Agreement and the Registration Rights Agreement has been duly validly executed and delivered by the Company and each instrument constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors, rights and remedies generally.

         D. NON-CONTRAVENTION. The execution and delivery by the Company of this Agreement and the Registration Rights Agreement, the issuance of the Common Stock, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under (i) the Amended and Restated Certificate of Incorporation or by-laws of the Company, (ii) except for such conflict, breach or default which would not have a Material Adverse Effect, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which its properties or assets are bound, or (iii) any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or any of the Company's properties or assets, nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing, except for such conflict, breach or default which would not have a Material Adverse Affect.

         E. APPROVALS. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Common Stock to Buyer on the Closing Date as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the Closing Date.

         F. SEC FILINGS. None of the SEC Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has not provided to Buyer any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed.

         G. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Filings, since September 30, 2000, there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

         H. FULL DISCLOSURE. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Buyer that (i) reasonably would be expected to have a Material Adverse Effect or (ii) reasonably would be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or the Registration Rights Agreement.

         I. ABSENCE OF LITIGATION. There is no action, suit, claim, pro-ceeding, inquiry or investigation pending or, to the Company's knowledge, threatened, by or before any court or public or governmental authority which, if determined adversely to the Company, would have a Material Adverse Effect.

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         J.       ABSENCE OF EVENTS OF DEFAULT.  No "Event of Default" (as
defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing, which could have a Material Adverse Effect.

         K. COMPLIANCE WITH LAWS; PERMITS. The Company is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively "Laws") applicable to it or to the conduct of its business, except for such non-compliance which would not have a Material Adverse Effect. The Company possesses all permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business, except for those the absence of which would not have a Material Adverse Effect.

         L. SECURITIES LAW MATTERS. Based, in part, upon the representa-tions and warranties of Buyer set forth in Section II hereof, the offer and sale by the Company of the Common Stock is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the SEC thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold Common Stock (including for this purpose any securities of the same or a similar class as the Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock or any such other securities) within the six-month period next preceding the date hereof, except as previously disclosed in writing to Buyer.

         M. TAX MATTERS. The Company has filed all Tax Returns which it is required to file under applicable Laws, except for such Tax Returns in respect of which the failure to so file does not and could not have a Material Adverse Effect; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable Laws; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1999, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

         For purposes of this Section III.M.:

         "TAX" or "TAXES" means federal, state, county, local, foreign, or other
          ---      -----
income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "TAX  RETURN"  means any  return,  information  report  or filing  with
          -----------
respect to Taxes, including any schedules attached thereto and including any amendment thereof.

         N. INTELLECTUAL PROPERTY. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as

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now being conducted.  To the Company's knowledge,  the Company is not infringing upon or in conflict with any right of any other person with respect to any Intangibles. No claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

         O. NO MISREPRESENTATION. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         IV.      CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         A. RESTRICTIVE LEGEND. Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Common Stock shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Common Stock:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

         B. FILINGS. The Company shall make all necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Common Stock to the Buyer as required by all applicable Laws.

         C. REPORTING STATUS. So long as the Buyer beneficially owns any of the Common Stock, the Company shall use its best efforts to file all reports required to be filed by it with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

         D. REGISTRATION RIGHTS AGREEMENT. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

         E. NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION. The Company will immediately notify the Buyer upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of the Common Stock; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement to be supplied by amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect

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or that  requires  the  making of any  changes  in the  Registration  Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to Buyer any such supplement or amendment to the related prospectus.

         V.       CLOSING DATE.

         The date and time of the issuance and sale of the Common Stock (the "Closing Date") shall be 12:00 a.m., Pacific Time, on the date which is 10 days after all conditions to the parties' obligations have been fulfilled or waived, or as otherwise mutually agreed upon by the parties in writing. The issuance and sale of the Common Stock shall occur on the Closing Date at the offices of the Escrow Agent.

         VI.      CONDITIONS TO THE COMPANY'S OBLIGATIONS.

         The Buyer understands that the Company's obligation to sell the Common Stock on the Closing Date to Buyer pursuant to this Agreement is conditioned upon:

         A.       Delivery by Buyer of the Purchase Price;

         B. The accuracy in all material respects on the Closing Date of the representations and warranties of Buyer contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer in all material respects on or before the Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Closing Date;

         C. There shall not be in effect any Law or order, ruling, judg-ment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

         D. Receipt of the approval of the Company's stockholders of the transactions contemplated hereby.

         VII.     CONDITIONS TO BUYER'S OBLIGATIONS.

         The Company understands that Buyer's obligation to purchase the Common Stock on the Closing Date pursuant to this Agreement is conditioned upon:

         A. Delivery by the Company of one or more certificates (I/N/O Buyer) evidencing the Common Stock to be purchased by Buyer pursuant to this Agreement;

         B. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the

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Company in all material  respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date;

         C. Buyer having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer.

         D. There shall not be in effect any Law or order, ruling, judg-ment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

         VIII.    TERMINATION.

         A. TERMINATION BY MUTUAL WRITTEN CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and Buyer.

         B. TERMINATION BY THE COMPANY OR BUYER. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company or Buyer if (i) the Closing shall not have occurred at or prior to 5:00 p.m., New York City time, on _______________; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Article X.B(i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur at or before such time and date or (ii) any court or public or governmental authority shall have issued an order, ruling, judgment or writ, or there shall be in effect any Law, restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement.

         C. TERMINATION BY BUYER. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by Buyer at any time prior to the Closing Date, if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement or (ii) there shall have been a breach by the Company with respect to any representation or warranty made by it in this Agreement.

         D. TERMINATION BY THE COMPANY. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the Closing Date, if (i) Buyer shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement or (ii) there shall have been a breach by Buyer with respect to any representation or warranty made by it in this Agreement.

         IX.      SURVIVAL; INDEMNIFICATION.

         A. The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

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

         B. The Company hereby agrees to indemnify and hold harmless the Buyer, its Affiliates and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Buyer Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

                  1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                  2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

         C. Buyer hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

                  1.       any misrepresentation, omission of fact, or breach of
         any of Buyer's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement; or

                  2. any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement.

         D. Promptly after receipt by either party hereto seek-ing indemnification pursuant to this Section IX (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section IX is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel (together with appropriate local counsel) and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably-determined by legal counsel to the Indemnified Party, (i) potentially differing interests between such parties in the conduct of the defense of such Claim, or (ii) if there may be legal defenses available to the Indemnified Party that are in addition to

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

or disparate from those available to the Indemnifying Party and which can not be presented by counsel to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same Jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

         E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration in San Francisco, California conducted in accordance with the commercial procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

         X.       GOVERNING LAW: MISCELLANEOUS.

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of San Francisco or the state courts of the State of California sitting in the City of San Francisco in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         XI. NOTICES. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

         (1)      if to the Company, to:

                  Adatom.com, Inc.
                  920 Hillview Court, Suite 160
                  Milpitas, California 95305

                  Attention: Richard Barton

                  with a copy to:

                  Henry D. Evans, Jr., Esq.
                  McCutchen, Doyle, Brown & Enersen, LLP
                  3 Embarcadero Center
                  San Francisco, California 94111-4067

         (2)  if to Buyer, to the address set forth on the signature page hereof with a copy to:

                  -----------------------
                  -----------------------
                  -----------------------
                  -----------------------

The Company or Buyer may change the foregoing address by notice given pursuant to this Section XI.

         XII. CONFIDENTIALITY. Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act).

         XIII. ASSIGNMENT. This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; PROVIDED, HOWEVER, that Buyer may assign its rights and
                        --------   -------
obligations hereunder, in whole or in part, to any affiliate of Buyer who furnishes to the Company the representations and warranties set forth in Section II hereof and otherwise agrees to be bound by the terms of this Agreement.

         XIV. BROKERS. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and Buyer, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                 ADATOM.COM, INC.



                                 By: /s/ RICHARD S. BARTON
                                     ----------------------------------
                                     Name: Richard S. Barton
                                     Title:   President

                                 BUYER

                                 Name:
                                      ---------------------------------


                                 By: /s/ LI YUAN HAO
                                     ----------------------------------
                                     Name: Li Yuan Hao
                                     Title:


Jurisdiction of Incorporation:

Address:

                           --------------------
                           --------------------
                           --------------------
Telephone No.              --------------------
Fax No.                    --------------------
e-mail                     --------------------



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